                                                                   EXHIBIT 10.25

                    AMENDED AND RESTATED SEVERANCE AGREEMENT

         This Amended and Restated Severance Agreement (this "AGREEMENT") is made by and between SCM Microsystems, Inc. ("SCM"), and You, Andrew Warner ("You" and "Your"), as of August 13, 2003 (the "EFFECTIVE DATE"). This Amended and Restated Severance Agreement amends and restates in its entirety that certain Agreement by and between SCM and You, dated as of June 29, 2003 (the "ORIGINAL AGREEMENT").

         1. Resignation. Effective June 29, 2003 (the "RESIGNATION DATE"), You resigned as an employee of SCM and/or any of its subsidiaries and all officer or director positions with SCM and/or any of its subsidiaries. All options or other awards You hold under SCM's 1997 Stock Plan (or any other similar options or awards) ceased vesting as of the Resignation Date and all post-termination exercise periods will commence as of the Resignation Date (as provided in the respective agreements between You and the Company). Your PTO ceased accruing as of the Resignation Date.

         2. Severance and Other Payments. Subject to You signing and not revoking the settlement agreement and release in the form attached hereto as Exhibit A (the "SETTLEMENT AGREEMENT AND RELEASE"), within 5 days of the date hereof SCM will pay You $341,538.48 in cash, by check or wire transfer. Such payment is in consideration of Your execution of the Settlement Agreement and Release and is comprised of the following:

                  (a) A $115,000 transaction bonus related to SCM's sale of substantially all of the digital video assets related to its former Digital Media and Video division to Pinnacle Systems, Inc.; and

                  (b) A $251,000 severance payment (less $24,461.52 previously paid to You before the date hereof) in satisfaction of all salary, wages, bonus (including second quarter MBO), severance, accrued PTO or similar amounts that SCM owes You as of the Resignation Date and as of the date hereof.

         You acknowledge that SCM has paid all salary, wages, bonuses, accrued vacation and PTO, commissions, ESPP refunds and any and all other employment-related benefits due to You once the payments and benefits referenced in Sections 2 and 3 are received.

         3. Medical Benefits. Subject to You executing and not revoking the Settlement Agreement and Release, SCM will continue coverage of Your existing medical benefits from the Resignation Date through September 30, 2003 consistent with the medical benefits SCM provided You immediately prior to the Resignation Date.

         4. Invention and Assignment Agreement. You and SCM have executed and delivered an Invention Assignment Agreement (the "INVENTION AND ASSIGNMENT AGREEMENT").

         5. Removal of Files. To the extent You have not done so already, You may remove Your personal files from SCM's premises. Any file containing "Confidential Information" of the

Company (as that term is defined in the Invention and Assignment Agreement) may not be removed from SCM's premises without the written consent of the Board of Directors or the CEO of SCM.

         6. Assignment. This Agreement will be binding upon and inure to the benefit of (a) Your heirs, executors and legal representatives upon Your death and (b) any successor of SCM. Any such successor of SCM will be deemed substituted for SCM under the terms of this Agreement for all purposes. For this purpose, "successor" means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of SCM. None of Your rights to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by the written consent of SCM, by will or by the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Your right to compensation or other benefits will be null and void.

         7. Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given
(a) on the date of delivery if delivered personally or by facsimile, (b) one (1) day after being sent by a well established commercial overnight service, or (c) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

                  If to SCM:

                  SCM Microsystems, Inc.
                  466 Kato Terrace
                  Fremont, California 94539
                  Fax: (510) 360-0211
                  Telephone: (510) 360-2300
                  Attn: Steven L. Moore and Stuart Arnott

                  With a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Fax: (650) 493-6811
                  Telephone: (650) 493-9300
                  Attn: Kurt J. Berney, Esq.

                  If to You, to You at:

                  Andrew Warner
                  18660 Castle Lake Drive
                  Morgan Hill, CA 95037
                  Fax: (408) 779-4775

                  Tel: (408) 779-2339

                  With a copy to:

                  Bingham McCutchen LLP
                  150 Federal Street
                  Boston, MA 02110
                  Fax: (617) 951-8736
                  Telephone: (617) 951-8000
                  Attn: John Utzschneider, Esq.

         8. Severability. In the event that any provision of this Agreement (other than Section 2) becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

         9. Confidentiality. You agree to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, including any documents incorporated by reference, and the consideration for this Agreement.

         10. Non-Disparagement. You and SCM agree to refrain from making any negative comments about the other concerning their respective business, products or services, officers, employees and directors and to refrain from any, defamation, libel or slander of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns or tortious interference with the contracts and relationships of the other and their respective officers, directors, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns.

         11. Entire Agreement. This Agreement (including Exhibit A), together with the Invention and Assignment Agreement, represents the entire agreement and understanding between SCM and You concerning the subject matter hereof and supersedes and replaces any and all prior agreements (including, without limitation, the Original Agreement) and understandings concerning Your employment relationship with SCM, except for such agreements, policies or plans that govern Your medical, retirement or pension benefits and except for any stock option or similar agreements between You and SCM.

         12.      Arbitration and Equitable Relief.

                  (a) Except as provided in Section 12(d) below, You and SCM agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement (including the Settlement Agreement and Release and any agreement referenced in Section 11 hereof), or the interpretation, validity, construction, performance, breach, or termination thereof will be settled by arbitration to be held in the County of Santa Clara, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "RULES"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

                  (b) The arbitrator will apply California law to the merits of any dispute or claim (with the exception of its conflict of laws provisions). You hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this Agreement and/or relating to any arbitration in which the parties are participants.

                  (c) SCM will pay the direct costs and expenses of the arbitration. SCM and You each will pay Your own counsel fees and expenses.

                  (d) SCM or You may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary to enforce the provisions of this Agreement, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.

                  (e) YOU HAVE READ AND UNDERSTAND THIS SECTION 12, WHICH DISCUSSES ARBITRATION. YOU UNDERSTAND THAT BY SIGNING THIS AGREEMENT, YOU AGREE TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF YOUR RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EXECUTIVE RELATIONSHIP, INCLUDING BUT NOT LIMITED TO, THE FOLLOWING CLAIMS:

                           (i)      ANY AND ALL CLAIMS FOR WRONGFUL DISCHARGE OF
EMPLOYMENT; BREACH OF CONTRACT, BOTH EXPRESS AND IMPLIED; BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, BOTH EXPRESS AND IMPLIED; NEGLIGENT OR INTENTIONAL INFLICTION OF EMOTIONAL DISTRESS; NEGLIGENT OR INTENTIONAL MISREPRESENTATION; NEGLIGENT OR INTENTIONAL INTERFERENCE WITH CONTRACT OR PROSPECTIVE ECONOMIC ADVANTAGE; AND DEFAMATION;

                           (ii)     ANY AND ALL CLAIMS FOR VIOLATION OF ANY
FEDERAL STATE OR MUNICIPAL STATUTE, INCLUDING, BUT NOT LIMITED TO, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE FAIR LABOR STANDARDS ACT, AND ANY LAW OF ANY STATE; AND

                           (iii)    ANY AND ALL CLAIMS ARISING OUT OF ANY OTHER
LAWS AND REGULATIONS RELATING TO EMPLOYMENT OR EMPLOYMENT DISCRIMINATION.

         13. Cooperation with SCM. You will, for a period of six (6) months after the date hereof, cooperate fully with SCM to the extent of your availability, including, but not limited to, (a) responding to the reasonable requests of SCM's Board or counsel, in connection with any and all existing or future litigation, arbitrations, mediations or investigations brought by or against SCM or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which SCM reasonably deems Your cooperation necessary or desirable and, (b) responding to reasonable requests and providing information reasonably within Your knowledge regarding SCM's results of operations, financial condition and performance, internal controls, disclosure controls and procedures, accounting practices and policies, reporting procedures and practices, other related information and any other information reasonably within Your knowledge that is necessary or appropriate for SCM to satisfy its obligations under the Securities Exchange Act of 1934, as amended. During such period, You agree to provide reasonable advice, assistance and information, including offering and explaining evidence, providing sworn statements, participating in discovery and trial preparation and testimony as may reasonably be deemed necessary or desirable by SCM relating to its position in any such legal proceedings. During such period, You also agree to promptly send SCM copies of all correspondence (for example, but not limited to, subpoenas) received by You in connection with any such legal proceedings, unless You are expressly prohibited by law from so doing. During such period, You will act in good faith to furnish the information and cooperation required by this
Section 13 and SCM will act in good faith so that the requirement to furnish such information and cooperation does not create an undue hardship for You. SCM will advance to You all out-of-pocket expenses which you reasonably anticipate You will incur as a result of Your cooperation, provided that You will provide appropriate documentation thereof within ten (10) days of incurring any such expenses, and, at the termination of the cooperation period, a reconciliation shall be completed including appropriate credits or debits as necessary (i) to reimburse You fully for all such expenses or (ii) to repay SCM any amounts you owe for previous expense advancements. The failure by You to cooperate fully with SCM in accordance with this Section 13 will be a material breach of the terms of this Agreement. Notwithstanding anything in this Section 13, it is agreed that if possible SCM will provide You with reasonable advance notice regarding these activities, and that any requests made hereunder by SCM will be made in good faith and reasonable.

         14. No Oral Modification, Cancellation or Discharge. This Agreement may be changed or terminated only in writing (signed by You and the Chief Executive Officer of SCM (on behalf of SCM)).

         15. Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement. No breach of any covenant hereunder by You will relieve SCM of any obligation to make any payment required hereunder; provided, however, that the foregoing does not require SCM to make any payment hereunder unless and until the satisfaction or waiver of the conditions precedent to the making of such payment. For the avoidance of doubt, nothing contained in this Section 15 limits SCM's right to take any action against you, whether equitable or legal, as a result of Your breach of a covenant hereunder.

         16. Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

         17. Withholding. SCM is authorized to withhold, or cause to be withheld, from any payment or benefit under this Agreement the full amount of any withholding taxes required by applicable law.

         18. Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

         19. Authority. SCM represents and warrants that the person signing this Agreement on its behalf has full authority to act for SCM.

         20. Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         21. Acknowledgment. You acknowledge that You (i) have read this Agreement, (ii) have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Your own choice or that You voluntarily have declined to seek counsel, (iii) understand the terms and consequences of this Agreement, and (iv) are fully aware of the legal and binding effect of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth above.

                                        ANDREW WARNER

                                        /s/ Andrew Warner
                                        ----------------------------------------
                                        Andrew Warner

                                        SCM MICROSYSTEMS, INC.

                                        By: /s/ Robert Schneider
                                            ------------------------------------

                                        Title:   Chief Executive Officer

                      [ANDREW WARNER/SCM MICROSYSTEMS, INC.
            AMENDED AND RESTATED SEVERANCE AGREEMENT SIGNATURE PAGE]